[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.24

Date:20 November 2020

(1)	BICYCLERD LIMITED
(2)	BICYCLETX LIMITED
(3)	BICYCLE THERAPEUTICS PLC
(4)	BICYCLE THERAPEUTICS INC
(5)	PEPSCAN SYSTEMS BV
(6)	PEPSCAN PRESTO BV
(7)	PEPSCAN THERAPEUTICS BV
(8)	PEPSCAN HOLDING NV
(9)	PEPMAB BV

SETTLEMENT AGREEMENT

TABLE OF CONTENTS

RECITALS4

1. DEFINITIONS AND INTERPRETATION4

2. EFFECTIVE DATE6

3. FINANCIAL SETTLEMENT TERMS6

4. PAYMENT TERMS6

5. WITHDRAWAL OF OPPOSITIONS AND RELEASE7

6. NO ADMISSION8

7. COSTS8

8. CONFIDENTIALITY8

9. CHANGE OF CONTROL9

10. DISPUTE RESOLUTION11

11. ENTIRE AGREEMENT12

12. NOTICES12

13. GOVERNING LAW13

14. GENERAL PROVISIONS13

ANNEX 1 – ESCROW DETAILS15

ANNEX 2 – POWER OF ATTORNEY19

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SETTLEMENT AGREEMENT

THIS AGREEMENT is made the 20th day of November 2020

BETWEEN

1.	BICYCLERD LIMITED, formerly named Bicycle Therapeutics Limited, a company incorporated in England and Wales under registration number 06960780, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England;
2.	BICYCLETX LIMITED, a company incorporated in England and Wales under registration number 11036101, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England;
3.	BICYCLE THERAPEUTICS PLC, a company incorporated in England and Wales under registration number 11036004, whose registered office is at Building 900 Babraham Research Campus, Cambridge, England; and
4.	BICYCLE THERAPEUTICS INC, a company incorporated in Delaware, United States of America, whose principal place of business is at 4 Hartwell Place, Lexington, MA, United States of America,

(each, a "Bicycle Party" and collectively, "Bicycle")

AND

1.	PEPSCAN SYSTEMS BV, a company incorporated in The Netherlands under registration number 39060590, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
2.	PEPSCAN PRESTO BV, a company incorporated in The Netherlands under registration number 39097142, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
3.	PEPSCAN THERAPEUTICS BV, a company incorporated in The Netherlands under registration number 39097144, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad;
4.	PEPSCAN HOLDING NV, a company incorporated in The Netherlands under registration number 39096665, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad; and
5.	PEPMAB BV, a company incorporated in The Netherlands under registration number 62174169, whose registered office is at Zuidersluisweg 2, 8243RC Lelystad,

(each, a "Pepscan Party", and collectively, "Pepscan")

Unless stated otherwise, Bicycle and Pepscan shall each comprise a "Party" and together shall comprise the "Parties").

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

RECITALS

A.	Whereas, Bicycle is the registered owner of the European patents EP 2 257 624, EP 2 474 613, and their counterparts, and further patents and patent applications of the patent family of PCT-application WO 2009 / 098 450.
B.	Whereas, the Parties are in on-going opposition proceedings before the Technical Boards of Appeal of the European Patent Office, in respect of EP 2 257 624 and EP 2 474 613 (case numbers T1573/15 and T0973/17) (the "Oppositions").
C.	Whereas, the Parties have agreed to settle their differences and have agreed terms for the full and final settlement of the disputes upon and subject to the terms and conditions set forth below, on a fully and effectively binding basis, in this Settlement Agreement.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Settlement Agreement, unless the context otherwise requires:
1.1.1	"Affiliate(s)" means any entity from time to time which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party. For the purposes of this definition, the term "control" means the beneficial ownership of more than 50% (fifty percent) of the issued share capital of a company or the legal power to direct or cause the direction of the general management of the company.
1.1.2	"Bicycle Patents" means the [***].
1.1.3	"Bicycle Released Claims" means any claim in an infringement, revocation or entitlement action, opposition, inter partes review, or in any other action relating to the misuse, misappropriation, validity or infringement of intellectual property rights, trade secrets or confidential information, including any claim for liability, right, demand and set-off (including any claims for interest, costs and disbursements), whether or not presently known to the Parties, their assignees, transferees, representatives, principals, officers or directors, and whether in law or equity, that Bicycle, its assignees, transferees, representatives, principals, officers or directors, ever had, may have or hereafter can, shall or may have against Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners prior to the Effective Date or in the future with regard to the Bicycle Patents solely with respect to Monocycles and/or Multicycles.
1.1.4	"Bicycles" means peptides comprising two (2) peptide loops connected to a scaffold, wherein the scaffold is attached by three (3) discrete covalent bonds each.
1.1.5	"Business Day" means any day which is not a Saturday or Sunday or a bank holiday in any part of the United Kingdom.
1.1.6	"Effective Date" means the terms as defined in clause 2 (Effective Date).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.1.7	"Monocycles" means peptides comprising scaffolds which create only one (1) peptide loop, i.e., wherein the scaffolds are attached to a polypeptide by two (2) discrete covalent bonds each, irrespective of how they are obtained.
1.1.8	"Multicycles" means peptides comprising scaffolds which create more than two (2) peptide loops, i.e., wherein the scaffolds are attached to a polypeptide by more than three (3) discrete covalent bonds each, provided that at least three (3) of the peptide loops effectively contribute to a prophylactic, therapeutic or other biotechnological effect of the molecule, but excluding any such peptide obtained by use of phage display. The limitation that at least three (3) peptide loops must contribute to a prophylactic, therapeutic or other biotechnology effect of the molecule does not apply to the screening phase as, inevitably, all kinds of (effective and non-effective) compounds are produced during screening.
1.1.9	"Pepscan Payment Party" means the term as defined in clause 4.2.
1.1.10	"Pepscan Released Claims" means any claim in an infringement, a revocation or entitlement action, opposition, inter partes review, or in any other action relating to the misuse, misappropriation, validity or infringement of intellectual property rights, trade secrets or confidential information, including any claim for liability, right, demand and set-off (including any claims for interest, costs and disbursements), whether or not presently known to the Parties, their assignees, transferees, representatives, principals, officers or directors, and whether in law or equity, that Pepscan, its assignees, transferees, representatives, principals, officers or directors, ever had, may have or hereafter can, shall or may have against Bicycle, its licensees, suppliers and/or collaboration, development and/or commercialisation partners prior to the Effective Date or in the future with regard to the Bicycle Patents.
1.1.11	"Settlement Agreement" means this settlement agreement together with any annexes to it.
1.2	In this Settlement Agreement, the terms "Bicycle" and "Pepscan" shall include each of the respective entities listed on the cover page, including each Affiliate thereof.
1.3	Where any consent is required from the Bicycle Parties or Pepscan Parties (as applicable) for purposes of this Settlement Agreement, such consent shall be given by BicycleRD Limited on behalf of the Bicycle Parties, and by Pepscan Systems BV on behalf of the Pepscan Parties.
1.4	The clause and Annex headings are for convenience only and shall not affect the interpretation of this Settlement Agreement.
1.5	References to "clauses" are to clauses in the main body of this Settlement Agreement, references to "Annexes" are to schedules of this Settlement Agreement and references to "paragraphs" are to paragraphs of the Annexes.
1.6	References to the singular include the plural and vice versa, and references to one gender include the other genders.
1.7	Any phrase introduced by the expressions "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.8	Any reference to a statute, statutory provision or subordinate legislation ("legislation") (except where the context otherwise requires): (i) shall be deemed to include any bye laws, licences, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made under that legislation; and (ii) shall be construed as referring to any legislation which replaces, re-enacts, amends or consolidates such legislation (with or without modification) at any time.
1.9	In the case of any inconsistency between any provision of the Annexes to this Settlement Agreement and any term of this Settlement Agreement, the latter shall prevail.
2.	EFFECTIVE DATE

This Settlement Agreement shall take effect upon signature of it by the last of the Parties and such date shall comprise the Effective Date.

3.	FINANCIAL SETTLEMENT TERMS
3.1	In consideration for Pepscan withdrawing from the Oppositions in accordance with the terms of clause 5.1 below, Bicycle shall, subject to the provisions of clause 4 (Payment Terms), pay to the Pepscan Payment Party the following lump sum payment in accordance with the following terms:
3.1.1	within five (5) Business Days of the Effective Date, Bicycle shall place €1 million (one million euros) into escrow ("Escrow Sum") in the third-party escrow account [***] ("Escrow Account Holder"), as further detailed at Annex 1 (Escrow Details). With regard to the Escrow Sum:
3.1.1.1	such Escrow Sum shall remain in escrow until Pepscan has withdrawn from the Oppositions in accordance with clause 5.1 below; and
3.1.1.2	thereafter, the Escrow Account Holder shall be ordered to pay the Escrow Sum to the Pepscan Payment Party within [***] of Pepscan's withdrawal from the Oppositions.
3.1.2	For the avoidance of doubt, the payment contemplated in this clause 3 (Financial Settlement Terms) shall be the sole payment due and payable by Bicycle to Pepscan and no additional payments shall be made by Bicycle pursuant to this Settlement Agreement and the matters giving rise to it.
4.	PAYMENT TERMS
4.1	Each Bicycle Party shall be jointly and severally liable for all the payments to be made to Pepscan pursuant to clause 3 (Financial Settlement Terms).
4.2	Pepscan hereby nominates Pepscan Systems BV as the Pepscan Party that shall invoice and accept payments made by Bicycle in accordance with this Settlement Agreement for, and on behalf of, the Pepscan Parties ("Pepscan Payment Party"). For the avoidance of doubt:
4.2.1	upon payment by Bicycle of the payments to the Pepscan Payment Party in accordance with this Settlement Agreement, such payment shall fulfil Bicycle's payment obligation to all Pepscan Parties; and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.2.2	it shall be incumbent upon the Pepscan Payment Party to distribute such payments amongst the Pepscan Parties, as may be determined by Pepscan.
4.3	The sum payable by Bicycle to Pepscan under clause 3 (Financial Settlement Terms) shall, be paid [***], and all amounts payable are [***] invoice.
4.4	The Pepscan Payment Party shall, within [***] from such lump sum amount becoming due, submit valid VAT invoices to Bicycle at [***], or such other e-mail address as may be communicated in writing by Bicycle to the Pepscan Payment Party.
4.5	If Bicycle fails to make the payment due to Pepscan under this Settlement Agreement by the due date, then Bicycle shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment. Interest under this clause will accrue at [***].
5.	WITHDRAWAL OF OPPOSITIONS AND RELEASE
5.1	As soon as the Escrow Account Holder confirms that the Escrow Sum has been placed in escrow in accordance with the terms of clause 3.1.1 and in any event within [***] of such confirmation, Pepscan shall withdraw from the Oppositions.
5.2	As of the Effective Date and thereafter, Pepscan releases and forever discharges any and all of the Pepscan Released Claims and undertakes not, at any stage in the future, to commence or re-institute any proceedings or oppositions relating to the Pepscan Released Claims, against Bicycle, its licensees, suppliers and/or collaboration, development and/or commercialisation partners, unless Bicycle commences patent infringement proceedings based on a patent within the Bicycle Patents against Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners, in which case Pepscan shall be allowed to counterclaim for invalidity against that patent.
5.3	As of the Effective Date and thereafter, Bicycle releases and forever discharges any and all of the Bicycle Released Claims and undertakes not, at any stage in the future, to commence or re-institute any proceedings or oppositions relating to the Bicycle Released Claims against Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners, unless Pepscan is in breach of clause 5.2.
5.4	For the avoidance of doubt:
5.4.1	nothing in clause 5.3 may be construed as Bicycle giving consent to Pepscan, its licensees, suppliers and/or collaboration, development and/or commercialisation partners to make, dispose of, offer to dispose of use or import: (i) Bicycles; and/or (ii) phage display to identify Bicycles or Multicycles; and
5.4.2	Pepscan shall not disclose, publicise or disseminate any information concerning Bicycles that arise from screening or otherwise, nor use or transfer outside of Pepscan, any Bicycles that arise from screening or otherwise, to the extent (i) that the activity giving rise to the information or the Bicycle(s) would, absent the release and undertaking contained in clause 5.3, comprise infringement of any of the Bicycle Patents, or (ii) doing so would otherwise constitute an infringement or misappropriation of any of Bicycle’s other intellectual property or other rights.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.	NO ADMISSION

This Settlement Agreement is entered into for the purposes of compromise only.  It is not and shall not be represented or construed by the Parties as an admission or as evidence of wrongdoing on the part of any Party or any other person or entity, nor as an acknowledgement of the existence or disclosure of any relevant know-how.

7.	COSTS

Each Party shall bear their own legal costs and expenses in relation to, the Oppositions as well as the drafting, negotiation and implementation of this Settlement Agreement and any further agreements arising from it.

8.	CONFIDENTIALITY
8.1	The terms of this Settlement Agreement and the negotiations which led to it are to remain confidential between the Parties (the "Confidential Information"), save that they may be disclosed:
8.1.1	by any Party with the prior written consent of the other Party;
8.1.2	subject to clause 8.3, by any Party to its respective professional advisers or auditors, to the extent necessary to enable them to perform their functions properly for such Party;
8.1.3	subject to clause 8.3, by any Party to: (i) potential acquirors (and their respective professional advisers), to the extent necessary to enable them to consider, evaluate, negotiate and/or advance a potential acquisition or transaction related to that Party; and (ii) financing sources (and their respective professional advisers), to the extent necessary to enable them to consider, evaluate, negotiate and/or advance a potential financing transaction related to that Party;
8.1.4	by any Party to the extent such disclosure is, in the reasonable opinion of such Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other governmental body of competent jurisdiction (including, for the avoidance of doubt, the U.S. Securities and Exchange Commission); provided that the Party intending to make the disclosure shall, to the extent legally permissible, first have given prompt written notice (and to the extent practicable, at least [***] notice) to the other Party and give the other Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information. If no protective order or other remedy is obtained, the Party making the disclosure shall furnish only that portion of Confidential Information which such Party is advised by counsel is legally required to be disclosed.
8.2	In the event that a given Party is required to make a disclosure pursuant to the above clause 8.1, the other Party will be permitted to disclose the same information should it wish to do so provided such disclosure shall be made under and/or pursuant to the same confidentiality protections (if any) under which the first Party made the disclosure, including as set out in clause 8.1.4.
8.3	To the extent that a Party discloses Confidential Information to the third parties contemplated in clauses 8.1.2 and/or 8.1.3 above (as applicable) ("Authorised Persons"), such disclosure shall be on a "need-to-know" basis and made solely for the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

purposes contemplated in clauses 8.1.2 and 8.1.3 (as applicable), and the Party disclosing the Confidential Information shall:
8.3.1	inform all such Authorised Persons that the Confidential Information is confidential and subject to the terms contemplated in this clause 8 (Confidentiality);
8.3.2	ensure that all such Authorised Persons are under a duty of confidentiality or otherwise enter into written confidentiality agreements with it on terms consistent with this clause 8 (Confidentiality); and
8.3.3	be responsible for all acts and omissions of Authorised Persons as though they were its own acts or omissions under this clause 8 (Confidentiality).
8.4	The Parties shall not use the Confidential Information other than as contemplated by this Settlement Agreement.
8.5	The provisions of this clause 8 (Confidentiality) shall not apply to any information which at the time of its disclosure was already generally available to the public other than by reason of a breach of the terms of this Settlement Agreement, or otherwise becomes part of the public domain other than by reason of a breach of the terms of this Settlement Agreement.
8.6	Without prejudice to any other rights or remedies that any Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this clause 8 (Confidentiality). Accordingly, each Party shall be entitled to the remedies of injunctions, specific performance or other equitable relief for any threatened or actual breach of this clause 8 (Confidentiality).
9.	CHANGE OF CONTROL
9.1	If there is an acquisition of any of the Pepscan Parties or Bicycle Parties (as applicable) ("Target"), whether by a third party or an Affiliate of the Target ("Acquirer"), meaning the sale or other transfer of the entire issued share capital of the Target or any merger, scheme of arrangement or other similar transaction resulting in the Acquirer (or persons acting in concert with the Acquirer) holding (whether by one or a series of related transactions) all the shares in the Target, the Target undertakes to Bicycle or Pepscan (as applicable) that it shall not as a part of such sale or other transfer of the entire issued share capital or merger, scheme of arrangement or other similar transaction take any actions that would result in the Target ceasing to be bound by the rights and obligations under this Settlement Agreement.
9.2	Subject to clauses 9.3 and 9.5:
9.2.1	if there is a sale, transfer or other means of disposition (including by means of out-license) of all or substantially all of the business or assets of a Party ("Transferor") to a third party or an Affiliate, new entity or separate division of the Transferor, the Transferor undertakes that it shall: (i) transfer any and all of its rights and obligations under this Settlement Agreement to the successor in interest ("Transferee"); and (ii) procure that such Affiliate, new entity or separate division of the Transferor (as applicable) shall, for the purposes of clause 9.4 of this Settlement Agreement, grant to the other Party, as represented by any one entity of such Party, a power of attorney in the form contained in Annex 2 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any such sale, transfer

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or other means of disposition pursuant to this clause 9.2.1; and
9.2.2	if there is a sale, transfer or other means of disposition (including by means of out-license) of any of the Bicycle Patents by any Bicycle Party ("Transferor"), including a sale, transfer or other disposition (including by means of out-license) of one or more of the Bicycle Patents to a third party or an Affiliate, new entity or separate division of the Transferor, the Transferor undertakes that it shall: (i) ensure that the new owner of the Bicycle Patents ("Transferee") shall be contractually bound to Pepscan by the rights and obligations of Bicycle under clause 5 (Withdrawal of Oppositions and Release); and (ii) procure that such Affiliate, new entity or separate division of the Transferor (as applicable) shall, for the purposes of clause 9.4 of this Settlement Agreement, grant to Pepscan, as represented by any one nominated Pepscan Party, a power of attorney in the form contained in Annex 2 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any such sale, transfer or other means of disposition pursuant to this clause 9.2.2.
9.3	In the event that there is a sale, transfer or other disposition (including by means of out-license) by a Party ("Transferor") to an Affiliate, new entity or separate division ("Affiliate Transferee") pursuant to any of sub-clauses 9.2.1 or 9.2.2, and such Affiliate, new entity or separate division of the Transferor (as applicable) is subsequently sold or transferred by the applicable Affiliate Transferee to a third party, then the Transferor shall procure that the Affiliate Transferee either:
9.3.1	transfers such: (i) business or assets (and in each case any contracts); or (ii) the Bicycle Patents (as applicable) back to the original Transferor (or another Affiliate of the original Transferor) and the applicable rights and obligations under this Settlement Agreement shall also be transferred back by the Affiliate Transferee to the original Transferor (or another Affiliate of the original Transferor). To the extent the transfer made pursuant to this clause is made to an Affiliate of the original Transferor and such Affiliate has not previously executed a power of attorney in accordance with clauses 9.2.1, 9.2.2 or 9.4 of this Settlement Agreement, then the Transferor shall procure that such Affiliate of the original Transferor shall, for the purposes of clause 9.4 of this Settlement Agreement, grant to the other Party, as represented by any one entity of such Party, a power of attorney in the form contained in Annex 2 (Power of Attorney) and deliver the original of such power of attorney concurrently with the execution of any transfer back to the Affiliate of the original Transferor pursuant to this clause 9.3.1; or
9.3.2	undertake to ensure that, as applicable:
9.3.2.1	the new owner of the business or assets shall also be contractually bound by the rights and obligations under this Settlement Agreement; or
9.3.2.2	the new owner of the Bicycle Patents shall also be contractually bound to Pepscan by the rights and obligations under clause 5 (Withdrawal of Oppositions and Release).
9.4	In order to facilitate the transfer of rights and obligations set out in sub-clauses 9.2.1 and 9.2.2 and clause 9.3: (i) the other Party ("Remaining Party") agrees to do all acts and things, and provide the Transferor with all assistance (including the execution of any documentation), reasonably requested in writing by the Transferor, and which is

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

necessary, in order to effect such transfer from the Transferor to the Transferee or Affiliate Transferee or new owner under clause 9.3.2 (as applicable), provided that such acts and assistance do not impose any additional obligations on the Remaining Party (other than the doing of such things and assistance); and (ii) each Party shall simultaneously with the execution of this Settlement Agreement grant to the other a power of attorney in the form contained in Annex 2 (Power of Attorney) of this Settlement Agreement (with the Party acting as the attorney, in each case, to be represented by any one entity of such Party) (and shall deliver the original of such power of attorney concurrently with execution this Settlement Agreement) so as to permit the Transferor to execute on its behalf any documentation required to perfect any transfer from the Transferor to the Transferee, or Affiliate Transferee, or new owner under clause 9.3.2 (as applicable), but not for any other purpose whatsoever.
9.5	The Transferor shall indemnify the Remaining Party and keep it indemnified from and against any and all liabilities, costs, expenses, damages and losses suffered or incurred by the Remaining Party arising as a result of any failure of the Transferor to secure the transfer of rights and obligations to the Transferee in accordance with the provisions of clause 9.2 or the Transferor’s failure to comply with the terms of clause 9.3 (as applicable). The Remaining Party shall have an obligation to mitigate any loss, and shall not be entitled to recover any legal costs or costs for management time incurred in pursuing the indemnity set out in this clause 9.5. For the avoidance of doubt, if and to the extent that the failure of the Transferor to secure the transfer of rights and obligations to the Transferee, Affiliate Transferee or new owner pursuant to clause 9.3.2 (as applicable) in accordance with the provisions of clause 9.2 and clause 9.3 (as applicable) or the Transferor’s failure to comply with the terms of clause 9.3 (as applicable) is a result of the Remaining Party's breach of clause 9.4, this indemnity may not be invoked by the Remaining Party.
9.6	Without prejudice to any other rights or remedies that each Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this clause 9 (Change of Control). In particular, with regard to clause 9.4, the Parties recognise that significant damage shall be caused to the Transferor should the Remaining Party not provide the necessary assistance to the Transferor, as required in accordance with such clause 9.4. Accordingly, each Party shall be entitled to the remedies of injunctions, specific performance or other equitable relief for any threatened or actual breach of this clause 9 (Change of Control).
9.7	Each Party shall keep confidential the terms and existence of any transaction or potential transaction to be implemented by the other Party in accordance with the terms of this clause 9 (Change of Control), save that details of any such transaction or potential transaction may be disclosed in accordance with clauses 8.1.1, 8.1.2, 8.1.3 or 8.1.4.
10.	DISPUTE RESOLUTION
10.1	Except as provided for in clause 10.6 any dispute arising out of or in connection with this Settlement Agreement including any question regarding its existence, validity or termination, shall be exclusively referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause 10.1.
10.2	The number of arbitrators shall be three.
10.3	The seat, or legal place, of arbitration shall be [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.4	The language to be used in the arbitral proceedings shall be English.
10.5	Arbitration conducted in accordance with this clause 10 (Dispute Resolution) shall be governed by and construed in accordance with the law of England and Wales.
10.6	Any application for equitable relief made by a Party pursuant to clauses 8.6 and 9.6 or any dispute relating to any such application, shall be subject to the exclusive jurisdiction of the courts of England and Wales.
11.	ENTIRE AGREEMENT
11.1	Subject to clause 11.2, this Settlement Agreement constitutes the entire agreement between the Parties in relation to its subject matter and replaces and extinguishes all prior heads of terms, agreements, draft agreements, arrangements, undertakings, or collateral contracts of any nature made by the Parties, whether oral or written, relating to that subject matter.
11.2	Nothing in this Agreement shall exclude or restrict the liability of any Party arising out of fraud, fraudulent misrepresentation or fraudulent concealment.
12.	NOTICES
12.1	Any notice to be given under this Settlement Agreement ("Notice") must be in writing and delivered by courier or recorded first class post.
12.2	A Notice served under this Agreement will be deemed to be received upon the sooner of:
12.2.1	delivery of the Notice; or
12.2.2	if couriered or posted to a recipient in the same country as the sender, [***] and if sent to a recipient in a different country to the sender, [***].
12.3	The details of the Parties for the purpose of Notices relating to this Settlement Agreement are as follows:
Party	Contact	Address
BICYCLERD LIMITED	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLETX LIMITED	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLE THERAPEUTICS PLC	[***], General Counsel	Building 900 Babraham Research Campus, Cambridge, England, CB22 3AT
BICYCLE THERAPEUTICS INC	[***], General Counsel	4 Hartwell Place, Lexington, MA, United States of America
PEPSCAN SYSTEMS BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PEPSCAN PRESTO BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPSCAN THERAPEUTICS BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPSCAN HOLDING NV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
PEPMAB BV	CEO	Zuidersluisweg 2, 8243RC Lelystad, The Netherlands
12.4	Each Party may alter the above details which relate to it and shall promptly notify the other Party of any such change by a Notice in accordance with this clause 12 (Notices). The change will take effect [***] after the day on which the Notice of the change is deemed to be delivered in accordance with clause 12.2.
13.	GOVERNING LAW

This Settlement Agreement and any non-contractual obligation arising out of or in connection to this Settlement Agreement, including any question regarding its existence, validity or termination, will be governed by and construed in accordance with the law of England and Wales.

14.	GENERAL PROVISIONS
14.1	The Parties agree that no Party shall have, and each Party waives, any right to terminate all, or any part, of this Agreement, whether under contract, statute, tort, common law or otherwise.
14.2	Except in accordance with clause 9 (Change of Control), no Party shall assign, novate or transfer any rights or obligations under this Settlement Agreement without the prior written consent of the other Party.
14.3	No variation of this Settlement Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties.
14.4	In the event of any clause of this Settlement Agreement or any part of such clause being declared illegal, invalid or unenforceable by any court, authority or relevant arbitral panel of competent jurisdiction, that clause or part thereof shall be deemed not to form part of this Settlement Agreement, all other clauses or parts thereof contained in this Settlement Agreement shall remain in full force and shall not be affected thereby. The Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.
14.5	The failure to exercise, or delay in exercising, a right, power or remedy provided by this Settlement Agreement or by law shall not constitute a waiver of that right, power or remedy. If a Party waives a breach of any provision of this Settlement Agreement this shall not operate as a waiver of a subsequent breach of that provision, or as a waiver of a breach of any other provision.
14.6	The rights, powers and remedies provided in this Settlement Agreement are cumulative and not exclusive of any rights, powers and remedies provided by the law, or otherwise.
14.7	Nothing in this Settlement Agreement shall be deemed to constitute a partnership, collaboration or joint venture between the Parties, nor to create a relationship of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

principal and agent for any purpose between the Parties, nor to authorise any Party to make or enter into any commitments for or on behalf of the other Party except as expressly provided in this Settlement Agreement.
14.8	This Settlement Agreement may be entered into in any number of counterparts. Each counterpart shall, when signed, be regarded as an original, and all the counterparts together shall together constitute one and the same Settlement Agreement. This Agreement shall not take effect until it has been signed by the Parties. This Settlement Agreement may validly be executed by electronic signature (in an agreed form) and exchanged and delivered by e-mail.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNED FOR AND ON BEHALF OF
BICYCLE THERAPEUTICS PLC:

/s/ Kevin Lee…………………………………………………… Name/Position: Dr Kevin Lee, CEO Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLETX LIMITED: /s/ Kevin Lee ………………………………………………… Name/Position: Dr Kevin Lee Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLERD LIMITED: /s/ Kevin Lee ………………………………………………… Name/Position: Dr Kevin Lee Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF BICYCLE THERAPEUTICS INC.: /s/ Lee Kalowski ……………………………………………… Name/Position: Lee Kalowski, President & CFO

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN SYSTEMS BV:
/s/ Hans de Backer………………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN PRESTO BV:
/s/ Hans de Backer ………………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020

SIGNED FOR AND ON BEHALF OF PEPSCAN THERAPEUTICS BV:
/s/ Hans de Backer ………………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020
SIGNED FOR AND ON BEHALF OF PEPSCAN HOLDING NV:
/s/ Hans de Backer …………………………………………………

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Name/Position: Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020 SIGNED FOR AND ON BEHALF OF PEPMAB BV:
/s/ Hans de Backer ………………………………………………… Duly represented hereto by: Pepscan Holding NV, Johannes Wilhelmus Jacobus Henricus de Backer, CEO Date: 20/11/2020

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 1 – ESCROW DETAILS

Escrow details:

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ANNEX 2 – POWER OF ATTORNEY

Power of Attorney

This power of attorney is made on [DATE] 202[●] by [NAME OF REMAINING PARTY], a company incorporated in [PLACE OF INCORPORATION] with company number [NUMBER] whose registered office is [ADDRESS] (the "Principal").

RECITALS:

A.

The Principal is [party to a OR required to execute this power of attorney pursuant to the terms of a] Settlement Agreement made on [DATE] 202[●] made between the Bicycle Parties and Pepscan Parties (each as defined therein) (the "Settlement Agreement").

B.	Clauses 9.2 and 9.3 of the Settlement Agreement detail certain of the rights and obligations of the parties thereto in the event of:
(i)

a sale, transfer or other means of disposition (including by means of out-license) of all or substantially all of the business or assets of a party to the Settlement Agreement to a third party or an Affiliate (as defined in the Settlement Agreement), new entity or separate division of the transferring party; and/or

(ii)

a sale, transfer or other means of disposition (including by means of out-license) of any Bicycle Patents by Bicycle (as defined in the Settlement Agreement) to a third party or an Affiliate, new entity or separate division of Bicycle; and/or

(iii)	a sale, transfer or other disposition (including by means of out-license), by an Affiliate, new entity of separate division to a third party,

such events the "Change of Control Events" and the selling/transferring party in each case the "Transferor".

D.

Upon the occurrence of a Change of Control Event, then: (i) in the case of a transfer pursuant to clause 9.2, the Transferor undertakes to transfer to the new owner of the business or assets and/or Bicycle Patents (as applicable) the relevant rights and obligations of the Transferor under the Settlement Agreement; or (ii) in the case of a transfer pursuant to clause 9.3, the Transferor shall procure that the Affiliate Transferee (as defined in the Settlement Agreement) shall transfer to the new owner, the original Transferor (as defined in the Settlement Agreement) or another Affiliate of the original Transferor (as applicable) the business or assets and/or Bicycle Patents (as applicable) and the relevant rights and obligations under the Settlement Agreement (collectively, a "Transfer").

D.

In order to facilitate any Transfer pursuant to clauses 9.2 and 9.3, the Principal has agreed to do all acts and things and provide the Transferor with all assistance (including the execution of any documentation), reasonably requested in writing by the Transferor, and which is necessary to give effect the Transfer, subject to the terms of the Settlement Agreement.

E.	Pursuant to clause 9.4 of the Settlement Agreement, the Principal has agreed to grant this power of attorney to permit the Transferor to execute on its behalf any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

documentation required to perfect any Transfer (but not, for the avoidance of doubt, for any other purpose whatsoever).

1.	Appointment and powers

The Principal appoints [NAME OF TRANSFEROR], a company incorporated in [PLACE OF INCORPORATION] with company number [NUMBER] whose registered office is [ADDRESS] as its attorney (the "Attorney") and in the Principal's name or otherwise and on its behalf to:

1.1	consider, settle, approve, sign, execute, deliver and/or issue all agreements, documents, certificates and instruments (all whether as a deed or not) which the Attorney in its absolute discretion considers necessary or desirable in connection with the implementation of the Transfer immediately following the occurrence of a Change of Control Event including any document necessary to perfect or effect the Transfer (the "Transfer Documents"); and
1.2	take any steps or do anything which the Attorney in its absolute discretion considers necessary or desirable in connection with the implementation of the Transfer or the implementation and/or execution of the Transfer Documents, provided, for the avoidance of doubt, that: (i) this power of attorney does not authorize the Attorney to consider, settle, approve, sign, execute, deliver and/or issue any agreements, documents, certificates and instruments (all whether as a deed or not) which seek to impose any additional obligations on the Principal in excess of those required by clause 9 (Change of Control) of the Settlement Agreement); and (ii) this power of attorney shall not be used for any other purposes whatsoever.

2.	DELEGATION BY CORPORATE ATTORNEY

Where the Attorney is a corporation the Attorney may delegate one or more of the powers conferred on the Attorney by this power of attorney to a director or an officer (or directors or officers) appointed for that purpose by the board of directors of the Attorney by resolution or otherwise.

3.	POWER BY WAY OF SECURITY

This power of attorney is given by way of security to secure the performance of obligations owed by the Principal to the Attorney under clause 9 (Change of Control) of the Settlement Agreement and shall be irrevocable save with the consent of the Attorney while that interest or obligation remains undischarged.

4.	RATIFICATION

The Principal undertakes to ratify and confirm whatever the Attorney does or purports to do, provided that such acts are within the scope of this power of attorney and taken in good faith in the exercise of any power conferred by this power of attorney.

5.	VALIDITY

The Principal declares that a person who deals with the Attorney in good faith may accept a written statement signed by that Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.	INDEMNITY
6.1	Subject always to clause 6.2, the Principal undertakes to indemnify the Attorney against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis and including any cost incurred in enforcing this indemnity) and all other reasonable professional costs and expenses) which the Attorney sustains or incurs in connection with any action taken within the scope of the powers conferred by this power of attorney and taken in good faith pursuant to the terms of this power of attorney.
6.2	The indemnity in clause 6.1 shall not cover the Attorney if and to the extent a claim under it results from the fraud, negligence or wilful misconduct of the Attorney.
7.	GOVERNING LAW AND JURISDICTION

This power of attorney and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it, its subject matter or its formation shall be governed by and construed in accordance with the law of England and Wales. It is irrevocably agreed that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this power of attorney or its subject matter or formation.

IN WITNESS of which this power of attorney has been executed and delivered as a deed on the date at the beginning of this power of attorney.

EXECUTED as a DEED on behalf of [NAME OF REMAINING PARTY] acting by:
(print name of director) in the presence of:	(signature of director)
Signature of witness:
Name of witness:
Address of witness:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.